UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On April 6, 2022, the Board of Directors of Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P., appointed Ryan A. Willman to serve as the Company’s Chief Accounting Officer and the Company’s principal accounting officer, effective May 1, 2022 (the “Effective Date”) upon Vincent Donargo’s promotion to Executive Vice President and Chief Financial Officer of the Company. Mr. Donargo will continue to serve as the Company’s Chief Accounting Officer and the Company’s principal accounting officer until the Effective Date. Mr. Willman, age 44, has served as the Company’s Corporate Controller since September 2020. Prior to serving in his current role, Mr. Willman served as the Chief Financial Officer of The Fountain Trust Company from March 2019 to September 2020. From September 2018 through March 2019, Mr. Willman provided financial advisory and consulting services to private and public clients. From August 2016 to September 2018, he served in the role of Financial Advisor for Thrivent Financial and from October 2012 to June 2016, he served as the Vice President, Corporate Controller and Principal Accounting Officer of Republic Airways Holdings, Inc.

In connection with Mr. Willman’s promotion, the Company and Mr. Willman entered into a Promotion Letter dated April 7, 2022 (the “Promotion Letter”). Pursuant to the Promotion Letter, Mr. Willman will receive an annual base salary of $300,000, effective as of the Effective Date. Mr. Willman will continue to be eligible to participate in the Company’s annual cash incentive plan with a bonus target equal to 50% of his annual base salary based on Company financial metrics and Mr. Willman’s individual contributions. Mr. Willman will continue to be eligible to receive annual equity compensation awards pursuant to the Company’s Amended and Restated Long-Term Incentive Plan (the “LTIP”), with an annual target LTIP award value equal to 40% of his annual base salary. Any such annual equity compensation awards will take into consideration Mr. Willman’s individual contributions, as well as the Company’s achievement of pre-determined financial metrics, and will be eligible to cliff vest at the end of a three-year period. Mr. Willman will also continue to be eligible to participate in all Company health and welfare benefits, retirement plans and other programs that are available to similarly situated Company employees.

There are no arrangements or understandings between Mr. Willman and any other person pursuant to which he was appointed as the Chief Accounting Officer and principal accounting officer of the Company, and there are no family relationships among Mr. Willman and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Willman that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

April 7, 2022	By:	/s/ Todd Borgmann
Name: Todd Borgmann
Title: Executive Vice President and Chief Financial Officer